EXHIBIT 10.9

PINNACLE AIRLINES CORP.

2003 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of the _____th day of _____________, 2003, (the “Date of Grant”), between Pinnacle Airlines Corp., a Delaware corporation (the “Company”), and ___________________ (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the Pinnacle Airlines Corp. 2003 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.   The total number of Shares subject to this option is _____________________ (________).  Subject to the limitations contained herein, this option shall vest and be exercisable with respect to each portion of the shares subject to this Option as provided in Appendix A hereto.The Option is intended to be a qualified stock option which complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2. Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has vested.

3.   The minimum number of shares with respect to which this option may be exercised at any one time is ________________________ (______________), except:

(a)           as to an installment subject to exercise, as set forth in Appendix A, which amounts to fewer than such number of Shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares, and

(b)           with respect to the final exercise of this option this minimum shall not apply.  In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

  The term of this option commences on the date hereof and, unless sooner

terminated as set forth below or in the Plan, terminates in its entirety on ____________________ (which date shall be no more than                        (        ) years from date this option is granted).

4.   Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:

(a)  the tenth anniversary of the date of grant;

(b) one year following the date of the Participant’s termination of employment as a result of death or Disability;

(c) ninety days following the date of the Participant’s termination of employment by the Company without Cause (other than as a result of death or Disability) or by the Participant for any reason; and

(d) the date of the Participant’s termination of employment by the Company for Cause.

For purposes of this Agreement:

“Cause” shall mean with respect to the termination of a Participant’s employment with the Company or any affiliate (i) an act or acts of personal dishonesty by the Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or an affiliate; (ii) an act or acts of personal dishonesty by the Participant intended to cause substantial injury to the Company or an affiliate; (iii) material breach (other than as a result of a Disability) by the Participant of the Participant’s obligations under the terms and conditions of the Participant’s employment, which action was (A) undertaken without a reasonable belief that the action was in the best interest of the Company or an affiliate and (B) not remedied within a reasonable period of time after receipt of written notice from the Company or an affiliate specifying the alleged breach, or (iv) the conviction of the Participant of a felony.

“Disability” shall mean the Participant’s physical or mental condition which prevents continued performance of his or her duties and for which the Participant establishes by medical evidence that such condition will be permanent and continuous during the remainder of the Participant’s life or is likely to be of at least three (3) years’ duration.

5.   By exercising this option you agree that:

(a)  the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company relating to this Option or Shares issued thereunder;

(b)  you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two (2) years after the date of this option grant or within one (1) year after such Shares are transferred upon exercise of this Option;

6.   This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

7.   This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

8.   Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

9.   This Option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this Option, and is further subject to all interpretations and amendments which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

10.   If the Participant’s employment with the Company is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the vested portion of the Option shall remain exercisable for the period set forth in Appendix A, as provided in Section 1.

11.  The vested portion of the Option may be exercised by delivering to the Company at its principal office or its designee written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only.  Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price.  The payment of the Option Price shall be made (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased.  Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.  In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the

Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(b).  Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

12.   Any Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

13.   Except as otherwise provided in the Plan, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.  Except as otherwise provided in the Plan, during the Participant’s lifetime, the Option is exercisable only by the Participant.

14. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

15.  Choice of Law.  THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

16.  Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

PINNACLE AIRLINES CORP.

By:

Agreed and acknowledged as
of the date first above written: